UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2008
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100
Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 18, 2008, IDM Pharma, Inc. (the “Company”) issued a press release announcing that the Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency (“EMEA”) has issued a positive opinion, recommending the grant of a centralized marketing authorization for mifamurtide (“L-MTP-PE”), known as MEPACT® in Europe, for the treatment of patients in Europe with non-metastatic, resectable osteosarcoma, a rare and often fatal bone tumor that typically affects children and young adults. The CHMP recommendation will be adopted at the next CHMP meeting in December with final European Commission approval expected within 60 to 90 days thereafter. Granting of the centralized marketing authorization will allow L-MTP-PE to be marketed in the 27 Member States of the European Union (EU), as well as in Iceland, Liechtenstein and Norway. L-MTP-PE would be the first approved new treatment in more than 20 years for patients with osteosarcoma. L-MTP-PE was granted orphan medicinal product status in Europe in 2004. Therefore, under European pharmaceutical legislation, L-MTP-PE is entitled to a period of 10 years market exclusivity in respect of the approved indication.
A copy of this press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: November 18, 2008	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President, Finance and Administration and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.